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                                                                   Exhibit 10.50

                AMENDMENT NO. 2 TO SECURITIES PURCHASE AGREEMENT

        AMENDMENT NO. 2 TO SECURITIES PURCHASE AGREEMENT, dated as of June 28, 1999 (this "Amendment") to that certain Securities Purchase Agreement dated as of August 7, 1998 (as the same has been or will be amended from time to time, the "Purchase Agreement") between ALPHASERV.COM, INC., a Delaware corporation (f/k/a Alpha Microsystems, a California corporation) (the "Company"), and HAMPSHIRE EQUITY PARTNERS II, L.P. (f/k/a ING Equity Partners II, L.P.), a Delaware limited partnership (the "Purchaser"), is made by and between the Company and the Purchaser.

        WHEREAS, at the First Closing and the Second Closing under the Purchase Agreement, the Purchaser invested $15.0 million to purchase certain classes of Preferred Stock and Warrants of the Company;

        WHEREAS, the Purchase Agreement contemplates a Third Closing at which the Purchaser would, subject to the terms and conditions of the Purchase Agreement, invest up to an additional $5.0 million to purchase Preferred Stock and Warrants of the Company; and

        WHEREAS, both the Company and the Purchaser have confirmed their continued desire to consummate the Third Closing, subject to the terms and conditions of the Purchase Agreement;

        NOW, THEREFORE, in consideration of the premises and mutual covenants and obligations hereinafter set forth, the Company and the Purchaser hereby agree as follows:

I. SECTION Definitions. Capitalized terms used but not otherwise defined herein shall have the meaning given to them in the Purchase Agreement or, if not defined therein, in the Company's Certificate of Incorporation.

I. SECTION Amendments to Purchase Agreement. The Purchase Agreement is hereby amended as of date hereof as follows:

A.      Section 2.1(c) is amended and restated in its entirety as follows:

                (c) The third closing (the "Third Closing") hereunder in respect of the issuance and sale of the Class C1 Preferred Stock being purchased by the Investor at the Third Closing will occur at the option of the Company, and subject to the satisfaction or waiver of the applicable terms and conditions set forth herein, take place at the offices of Mayer, Brown & Platt in New York, New York at a time and date to be agreed upon by the Investor and the Company (the "Third Closing Date"); provided, that the Third Closing Date shall be within five Business Days after all conditions of the Investor and the


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        Company to the Third Closing have been satisfied or waived, but in any case the Third Closing Date shall occur, if at all, on or before June 30, 2000.

A.      Section 5.4(f) is amended and restated in its entirety as follows:

                (f) Closing Date. The Third Closing shall have occurred on or prior to June 30, 2000.

I. SECTION No Implied Amendments. Except as herein amended, the Purchase Agreement shall remain in full force and effect and is ratified in all respects. On and after the effectiveness of this Amendment, each reference in the Purchase Agreement to "this Agreement", "hereunder", "hereof", "herein" or words of like import, and each reference to the Purchase Agreement in any other agreements, documents or instruments executed and delivered pursuant to the Purchase Agreement, shall mean and be a reference to the Purchase Agreement, as amended by this Amendment.

I. SECTION Costs and Expenses. The Company confirms the Company's agreement to pay all reasonable fees, expenses and costs of Equity Partners for the negotiation, preparation, execution and delivery of this Amendment and amendments, as necessary, to the other Purchase Documents, in connection with this Amendment (including the reasonable fees, expenses and disbursements of Equity Partners' counsel) all as provided for in Section 8.1 of the Purchase Agreement.

I. SECTION Effective Date. This Amendment shall be effective as of the date hereof.

I. SECTION Counterparts. This Amendment may be executed by the parties hereto in several counterparts, each of which shall be executed by the Company and the Purchaser and be deemed to be an original and all of which shall constitute together but one and the same agreement.

                                    * * * *


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        IN WITNESS WHEREOF, the parties have executed this Amendment as of the date first above-written.


                                       ALPHASERV.COM, INC.



                                       By:
                                            Name: Douglas J. Tullio
                                            Title: President and Chief Executive
                                                   Officer



                                       HAMPSHIRE EQUITY PARTNERS II, L.P.

                                       By: LEXINGTON EQUITY PARTNERS II, L.P.,
                                           its General Partner


                                       By: LEXINGTON EQUITY PARTNERS, INC.,
                                           Its General Partner



                                       By:
                                           Name: Benjamin P. Giess
                                           Title: Authorized Signatory